Exhibit 99.1
PRESS RELEASE
Contact Information: Kite Realty Group
Tyler Henshaw
SVP, Capital Markets & Investor Relations
317.713.7780
thenshaw@kiterealty.com
Kite Realty Group Reports Third Quarter 2024 Operating Results
Indianapolis, Indiana, October 30, 2024 – Kite Realty Group Trust (NYSE: KRG), a premier owner and operator of high-quality, open-air grocery-anchored centers and vibrant mixed-use assets, reported today its operating results for the third quarter ended September 30, 2024. For the quarters ended September 30, 2024 and 2023, net income attributable to common shareholders was $16.7 million, or $0.08 per diluted share, compared to $2.1 million, or $0.01 per diluted share, respectively. For the nine months ended September 30, 2024 and 2023, net loss attributable to common shareholders was $17.8 million, or $0.08 per diluted share, compared to net income of $39.5 million, or $0.18 per diluted share, respectively.
Company raises 2024 NAREIT FFO and Same Property NOI Guidance
Leased an all-time high volume of approximately 1.7 million square feet at 11.1% comparable blended cash leasing spreads
Acquired a grocery-anchored center in the Atlanta MSA for $40.1 million
Issued $350 million of 4.95% senior unsecured notes due December 2031
“The KRG team continues to capitalize on the strong demand for space in our high-quality shopping centers and mixed-use projects, as demonstrated by our all-time high leasing volume,” said John A. Kite, Chairman and CEO. “As we enter the back half of our elevated lease-up phase, we look forward to allocating higher levels of free cash flow to select development projects and evaluating a variety of opportunities afforded by our below-target leverage and favorable cost of debt.”
Third Quarter 2024 Financial and Operational Results
▪Generated NAREIT FFO of the Operating Partnership of $113.9 million, or $0.51 per diluted share, for the third quarter and $344.3 million, or $1.54 per diluted share, year to date.
▪Same Property NOI increased by 3.0% for the third quarter and increased by 2.4% year to date.
▪Executed 205 new and renewal leases representing approximately 1.7 million square feet.
▪Blended cash leasing spreads of 11.1% on 155 comparable leases, including 24.9% on 35 comparable new leases, 11.9% on 59 comparable non-option renewals and 7.7% on 61 comparable option renewals.
▪Cash leasing spreads of 16.7% on a blended basis for comparable new and non-option renewal leases.
▪Operating retail portfolio ABR per square foot of $21.01 at September 30, 2024, a 2.2% increase year-over-year.
▪Retail portfolio leased percentage of 95.0% at September 30, 2024, a 20-basis point increase sequentially.
▪Portfolio leased-to-occupied spread at period end of 270 basis points, which represents $32.6 million of signed-not-open NOI.

Third Quarter 2024 Capital Allocation Activity
▪Acquired Parkside West Cobb (Atlanta MSA), a 141,627 square foot grocery-anchored center, for $40.1 million.
▪Activated the One Loudoun Expansion (Washington, D.C. MSA), which is expected to include approximately 86,000 square feet of retail and 33,000 square feet of office with estimated net project costs of $65.0 million to $75.0 million generating a 7.25% to 8.25% yield.
Third Quarter 2024 Balance Sheet Overview
▪As of September 30, 2024, the Company’s net debt to Adjusted EBITDA was 4.9x.
▪Issued $350 million of senior unsecured notes due December 15, 2031 at a fixed interest rate of 4.95%. The Company expects proceeds will be used to satisfy its $350 million senior unsecured notes that mature on March 15, 2025.
▪Subsequent to quarter end, closed on an amended $1.1 billion unsecured revolving credit facility and an amended $250 million unsecured term loan facility. The term of the unsecured revolving credit facility was extended three years and now matures on October 3, 2028 with the option to further extend such maturity date by either one 1-year period or up to two 6-month periods. In addition, the amended credit facility provides the Company with the ability to obtain more favorable pricing in certain circumstances when the Company’s total leverage ratio meets defined targets. The interest rate margin on the unsecured term loan facility was reduced to a rate of Adjusted Term SOFR plus a margin ranging from 0.75% to 1.60% (from 2.00% to 2.50% previously) or a base rate plus a margin ranging from 0.00% to 0.60%.
Dividend
On October 28, 2024, the Company’s Board of Trustees declared a fourth quarter 2024 dividend of $0.27 per common share, which represents a 3.8% sequential increase and an 8.0% year-over-year increase. The fourth quarter dividend will be paid on or about January 16, 2025, to shareholders of record as of January 9, 2025.
2024 Earnings Guidance
The Company now expects to generate net income attributable to common shareholders of $0.02 to $0.04 per diluted share in 2024. The Company is updating its 2024 NAREIT FFO guidance range to $2.06 to $2.08 per diluted share from $2.04 to $2.08 per diluted share, based, in part, on the following assumptions:
▪2024 Same Property NOI range of 2.5% to 3.0%, which represents a 25-basis point increase at the midpoint.
▪Full-year bad debt assumption of 0.6% to 0.8% of total revenues.
The following table reconciles the Company’s 2024 net income guidance range to the Company’s 2024 NAREIT FFO guidance range:

	Low	High

Net income	$0.02	$0.04
Depreciation and amortization	1.75	1.75
Realized gain on sale of unconsolidated property, net	(0.01)	(0.01)
Impairment charges	0.30	0.30
NAREIT FFO	$2.06	$2.08
Earnings Conference Call
Kite Realty Group will conduct a conference call to discuss its financial results on Thursday, October 31, 2024, at 11:00 a.m. Eastern Time. A live webcast of the conference call will be available on KRG’s website at www.kiterealty.com or at the following link: KRG Third Quarter 2024 Webcast. The dial-in registration link is: KRG Third Quarter 2024 Teleconference Registration. In addition, a webcast replay link will be available on KRG’s website.

About Kite Realty Group
Kite Realty Group Trust (NYSE: KRG) is a real estate investment trust (REIT) headquartered in Indianapolis, IN that is one of the largest publicly traded owners and operators of open-air shopping centers and mixed-use assets. The Company’s primarily grocery-anchored portfolio is located in high-growth Sun Belt and select strategic gateway markets. The combination of necessity-based grocery-anchored neighborhood and community centers, along with vibrant mixed-use assets makes the KRG portfolio an ideal mix for both retailers and consumers. Publicly listed since 2004, KRG has over 60 years of experience in developing, constructing and operating real estate. Using operational, investment, development, and redevelopment expertise, KRG continuously optimizes its portfolio to maximize value and return to shareholders. As of September 30, 2024, the Company owned interests in 179 U.S. open-air shopping centers and mixed-use assets, comprising approximately 27.7 million square feet of gross leasable space. For more information, please visit kiterealty.com.
Connect with KRG: LinkedIn | X | Instagram | Facebook
Safe Harbor
This release, together with other statements and information publicly disseminated by us, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934. Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks, uncertainties and other factors, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, performance, transactions or achievements, financial or otherwise, may differ materially from the results, performance, transactions or achievements, financial or otherwise, expressed or implied by the forward-looking statements.
Risks, uncertainties and other factors that might cause such differences, some of which could be material, include but are not limited to: economic, business, banking, real estate and other market conditions, particularly in connection with low or negative growth in the U.S. economy as well as economic uncertainty (including a potential economic slowdown or recession, rising interest rates, inflation, unemployment, or limited growth in consumer income or spending); financing risks, including the availability of, and costs associated with, sources of liquidity; the Company’s ability to refinance, or extend the maturity dates of, the Company’s indebtedness; the level and volatility of interest rates; the financial stability of the Company’s tenants; the competitive environment in which the Company operates, including potential oversupplies of, or a reduction in demand for, rental space; acquisition, disposition, development and joint venture risks; property ownership and management risks, including the relative illiquidity of real estate investments, and expenses, vacancies or the inability to rent space on favorable terms or at all; the Company’s ability to maintain the Company’s status as a real estate investment trust for U.S. federal income tax purposes; potential environmental and other liabilities; impairment in the value of real estate property the Company owns; the attractiveness of our properties to tenants, the actual and perceived impact of e-commerce on the value of shopping center assets, and changing demographics and customer traffic patterns; business continuity disruptions and a deterioration in our tenants’ ability to operate in affected areas or delays in the supply of products or services to us or our tenants from vendors that are needed to operate efficiently, causing costs to rise sharply and inventory to fall; risks related to our current geographical concentration of the Company’s properties in the states of Texas, Florida, and North Carolina and the metropolitan statistical areas of New York, Atlanta, Seattle, Chicago, and Washington, D.C.; civil unrest, acts of violence, terrorism or war, acts of God, climate change, epidemics, pandemics, natural disasters and severe weather conditions, including such events that may result in underinsured or uninsured losses or other increased costs and expenses; changes in laws and government regulations including governmental orders affecting the use of the Company’s properties or the ability of its tenants to operate, and the costs of complying with such changed laws and government regulations; possible short-term or long-term changes in consumer behavior due to COVID-19 and the fear of future pandemics; our ability to satisfy environmental, social or governance standards set by various constituencies; insurance costs and coverage, especially in Florida and Texas coastal areas; risks associated with cybersecurity attacks and the loss of confidential information and other business disruptions; other factors affecting the real estate industry generally; whether our current development projects and new development opportunities will benefit from our favorable cost of debt, below-target leverage and higher levels of free cash flow; and other risks identified in reports the Company files with the Securities and Exchange Commission or in other documents that it publicly disseminates, including, in particular, the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and in the Company’s quarterly reports on Form 10-Q. The Company undertakes no obligation to publicly update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.
This Earnings Release also includes certain forward-looking non-GAAP information. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income (loss) as a measure of our operating performance. Please see the following pages for the corresponding definitions and reconciliations of such non-GAAP financial measures.

Kite Realty Group Trust
Consolidated Balance Sheets
(dollars in thousands)
(unaudited)

	September 30, 2024	December 31, 2023
Assets:
Investment properties, at cost	$7,607,849	$7,740,061
Less: accumulated depreciation	(1,516,840)	(1,381,770)
Net investment properties	6,091,009	6,358,291

Cash and cash equivalents	117,530	36,413
Tenant and other receivables, including accrued straight-line rent of $65,334 and $55,482, respectively	113,811	113,290
Restricted cash and escrow deposits	5,503	5,017
Deferred costs, net	252,163	304,171
Short-term deposits	350,000	—
Prepaid and other assets	106,258	117,834
Investments in unconsolidated subsidiaries	18,803	9,062
Assets associated with investment property held for sale	74,657	—
Total assets	$7,129,734	$6,944,078

Liabilities and Equity:
Liabilities:
Mortgage and other indebtedness, net	$3,239,928	$2,829,202
Accounts payable and accrued expenses	188,928	198,079
Deferred revenue and other liabilities	248,852	272,942
Liabilities associated with investment property held for sale	3,757	—
Total liabilities	3,681,465	3,300,223

Commitments and contingencies
Limited Partners’ interests in the Operating Partnership	97,026	73,287

Equity:
Common shares, $0.01 par value, 490,000,000 shares authorized, 219,666,129 and 219,448,429 shares issued and outstanding at September 30, 2024 and December 31, 2023, respectively	2,197	2,194
Additional paid-in capital	4,867,235	4,886,592
Accumulated other comprehensive income	37,704	52,435
Accumulated deficit	(1,557,767)	(1,373,083)
Total shareholders’ equity	3,349,369	3,568,138
Noncontrolling interests	1,874	2,430
Total equity	3,351,243	3,570,568
Total liabilities and equity	$7,129,734	$6,944,078

Kite Realty Group Trust
Consolidated Statements of Operations
(dollars in thousands, except per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenue:
Rental income	$204,934	$203,990	$616,583	$612,889
Other property-related revenue	1,864	2,172	6,321	5,971
Fee income	455	1,057	4,222	3,868
Total revenue	207,253	207,219	627,126	622,728

Expenses:
Property operating	27,756	27,644	84,401	82,190
Real estate taxes	25,220	26,453	78,247	80,333
General, administrative and other	13,259	13,917	39,009	41,800
Depreciation and amortization	96,656	105,930	296,326	323,463
Impairment charges	—	477	66,201	477
Total expenses	162,891	174,421	564,184	528,263

Gain (loss) on sales of operating properties, net	602	(5,972)	(864)	22,468

Operating income	44,964	26,826	62,078	116,933
Other (expense) income:
Interest expense	(31,640)	(25,484)	(92,985)	(78,114)
Income tax expense of taxable REIT subsidiaries	(35)	(68)	(325)	(84)
Equity in loss of unconsolidated subsidiaries	(607)	(47)	(1,201)	(173)
Gain on sale of unconsolidated property, net	—	—	2,325	—
Other income, net	4,371	950	12,294	1,657
Net income (loss)	17,053	2,177	(17,814)	40,219
Net (income) loss attributable to noncontrolling interests	(324)	(107)	61	(700)
Net income (loss) attributable to common shareholders	$16,729	$2,070	$(17,753)	$39,519

Net income (loss) per common share – basic and diluted	$0.08	$0.01	$(0.08)	$0.18

Weighted average common shares outstanding – basic	219,665,836	219,381,248	219,596,590	219,323,570
Weighted average common shares outstanding – diluted	220,096,693	219,976,080	219,596,590	219,809,543

Kite Realty Group Trust
Funds From Operations (“FFO”)(1)(2)
(dollars in thousands, except per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023

Net income (loss)	$17,053	$2,177	$(17,814)	$40,219
Less: net income attributable to noncontrolling interests in properties	(63)	(67)	(204)	(201)
Less/add: (gain) loss on sales of operating properties, net	(602)	5,972	864	(22,468)
Less: gain on sale of unconsolidated property, net	—	—	(2,325)	—
Add: impairment charges	—	477	66,201	477
Add: depreciation and amortization of consolidated and unconsolidated entities, net of noncontrolling interests	97,538	106,171	297,531	324,216
FFO of the Operating Partnership(1)	113,926	114,730	344,253	342,243
Less: Limited Partners’ interests in FFO	(1,971)	(1,685)	(5,739)	(4,739)
FFO attributable to common shareholders(1)	$111,955	$113,045	$338,514	$337,504
FFO, as defined by NAREIT, per share of the Operating Partnership – basic	$0.51	$0.52	$1.54	$1.54
FFO, as defined by NAREIT, per share of the Operating Partnership – diluted	$0.51	$0.51	$1.54	$1.54

Weighted average common shares outstanding – basic	219,665,836	219,381,248	219,596,590	219,323,570
Weighted average common shares outstanding – diluted	219,979,239	219,976,080	219,861,005	219,809,543

Weighted average common shares and units outstanding – basic	223,529,610	222,649,706	223,323,641	222,409,769
Weighted average common shares and units outstanding – diluted	223,843,013	223,244,538	223,588,056	222,895,742

FFO, as defined by NAREIT, per diluted share/unit
Net income (loss)	$0.08	$0.01	$(0.08)	$0.18
Less: net income attributable to noncontrolling interests in properties	0.00	0.00	0.00	0.00
Less/add: (gain) loss on sales of operating properties, net	0.00	0.03	0.00	(0.10)
Less: gain on sale of unconsolidated property, net	0.00	0.00	(0.01)	0.00
Add: impairment charges	0.00	0.00	0.30	0.00
Add: depreciation and amortization of consolidated and unconsolidated entities, net of noncontrolling interests	0.44	0.48	1.33	1.45
FFO, as defined by NAREIT, of the Operating Partnership per diluted share/unit(1)(2)	$0.51	$0.51	$1.54	$1.54
(1)“FFO of the Operating Partnership” measures 100% of the operating performance of the Operating Partnership’s real estate properties. “FFO attributable to common shareholders” reflects a reduction for the redeemable noncontrolling weighted average diluted interest in the Operating Partnership.
(2)Per share/unit amounts of components will not necessarily sum to the total due to rounding to the nearest cent.
Funds From Operations (“FFO”) is a widely used performance measure for real estate companies and is provided here as a supplemental measure of our operating performance. The Company calculates FFO, a non-GAAP financial measure, in accordance with the best practices described in the April 2002 National Policy Bulletin of the National Association of Real Estate Investment Trusts (“NAREIT”), as restated in 2018. The NAREIT white paper defines FFO as net income (calculated in accordance with GAAP), excluding (i) depreciation and amortization related to real estate, (ii) gains and losses from the sale of certain real estate assets, (iii) gains and losses from change in control, and (iv) impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity.
Considering the nature of our business as a real estate owner and operator, the Company believes that FFO is helpful to investors in measuring our operational performance because it excludes various items included in net income that do not relate to or are not indicative of our operating performance, such as gains or losses from sales of depreciated property and depreciation and amortization, which can make periodic and peer analyses of operating performance more difficult. FFO (a) should not be considered as an alternative to net income (calculated in accordance with GAAP) for the purpose of measuring our financial performance, (b) is not an alternative to cash flows from operating activities (calculated in accordance with GAAP) as a measure of our liquidity, and (c) is not indicative of funds available to satisfy our cash needs, including our ability to make distributions. The Company’s computation of FFO may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do.
From time to time, the Company may report or provide guidance with respect to “FFO, as adjusted,” which removes the impact of certain non-recurring and non-operating transactions or other items the Company does not consider to be representative of its core operating results including, without limitation, (i) gains or losses associated with the early extinguishment of debt, (ii) gains or losses associated with litigation involving the Company that is not in the normal course of business, (iii) merger and acquisition costs, (iv) the impact on earnings from employee severance, (v) the excess of redemption value over carrying value of preferred stock redemption, and (vi) the impact of prior period bad debt or the collection of accounts receivable previously written off (“prior period collection impact”) due to the recovery from the COVID-19 pandemic, which are not otherwise adjusted in the Company’s calculation of FFO.

In the FFO per share metrics, the Company excludes the dilutive effect of shares issuable upon the conversion of the Company’s 0.75% exchangeable senior notes maturing in April 2027 (the “Exchangeable Notes”) from the diluted weighted average number of common shares and units outstanding as a result of the Company’s capped call that was entered into concurrently with the issuance of the Exchangeable Notes. The potential dilutive effect of the Exchangeable Notes under the if-converted method is an increase to the diluted weighted average number of common shares and units of 117,454 common shares for the three months ended September 30, 2024. The capped call purchased by the Company offsets this dilution up to a capped price that is currently more than the Company’s share price. Both items have been excluded to reflect that there is no economic dilution to shareholders and unitholders based upon the Company’s current share price.
For purposes of the net income per share metrics, the conversion feature of the Exchangeable Notes and the capped call are required to be considered independently. Therefore, the capped call has been excluded from the calculation of net income per share as it is anti-dilutive.

Kite Realty Group Trust
Same Property Net Operating Income (“NOI”)
(dollars in thousands)
(unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2024	2023	Change	2024	2023	Change

Number of properties in same property pool for the period(1)	177	177		177	177

Leased percentage at period end	95.0%	93.4%	95.0%	93.4%
Economic occupancy percentage at period end	92.3%	91.2%	92.3%	91.2%
Economic occupancy percentage(2)	91.7%	91.5%	91.4%	92.2%

Minimum rent	$151,404	$147,385		$450,278	$440,314
Tenant recoveries	40,687	39,911		124,350	120,541
Bad debt reserve	(1,560)	(328)		(3,699)	(2,519)
Other income, net	2,385	2,726		7,170	7,419
Total revenue	192,916	189,694		578,099	565,755

Property operating	(23,408)	(23,709)		(73,493)	(70,142)
Real estate taxes	(24,227)	(24,868)		(74,861)	(75,939)
Total expenses	(47,635)	(48,577)		(148,354)	(146,081)

Same Property NOI	$145,281	$141,117	3.0%	$429,745	$419,674	2.4%

Reconciliation of Same Property NOI to most directly comparable GAAP measure:
Net operating income – same properties	$145,281	$141,117		$429,745	$419,674
Net operating income – non-same activity(3)	8,541	10,948		30,511	36,663
Total property NOI	153,822	152,065	1.2%	460,256	456,337	0.9%
Other income, net	4,184	1,892		14,990	5,268
General, administrative and other	(13,259)	(13,917)		(39,009)	(41,800)
Impairment charges	—	(477)		(66,201)	(477)
Depreciation and amortization	(96,656)	(105,930)		(296,326)	(323,463)
Interest expense	(31,640)	(25,484)		(92,985)	(78,114)
Gain (loss) on sales of operating properties, net	602	(5,972)		(864)	22,468
Gain on sale of unconsolidated property, net	—	—		2,325	—
Net (income) loss attributable to noncontrolling interests	(324)	(107)		61	(700)
Net income (loss) attributable to common shareholders	$16,729	$2,070		$(17,753)	$39,519
(1)Same Property NOI excludes the following: (i) properties acquired or placed in service during 2023 and 2024; (ii) The Landing at Tradition – Phase II, which was reclassified from active redevelopment into our operating portfolio in June 2023; (iii) our active development and redevelopment projects at Carillon medical office building, The Corner – IN, and One Loudoun Expansion; (iv) Hamilton Crossing Centre and Edwards Multiplex – Ontario, which were reclassified from our operating portfolio into redevelopment in June 2014 and March 2023, respectively; (v) properties sold or classified as held for sale during 2023 and 2024; and (vi) office properties.
(2)Excludes leases that are signed but for which tenants have not yet commenced the payment of cash rent. Calculated as a weighted average based on the timing of cash rent commencement and expiration during the period.
(3)Includes non-cash activity across the portfolio as well as NOI from properties not included in the same property pool, including properties sold during both periods.
The Company uses property NOI, a non-GAAP financial measure, to evaluate the performance of our properties. The Company defines NOI as income from our real estate, including lease termination fees received from tenants, less our property operating expenses. NOI excludes amortization of capitalized tenant improvement costs and leasing commissions and certain corporate level expenses, including merger and acquisition costs. The Company believes that NOI is helpful to investors as a measure of our operating performance because it excludes various items included in net income that do not relate to or are not indicative of our operating performance, such as depreciation and amortization, interest expense, and impairment, if any.
The Company also uses same property NOI (“Same Property NOI”), a non-GAAP financial measure, to evaluate the performance of our properties. Same Property NOI is net income excluding properties that have not been owned for the full periods presented. Same Property NOI also excludes (i) net gains from outlot sales, (ii) straight-line rent revenue, (iii) lease termination income in excess of lost rent, (iv) amortization of lease intangibles, and (v) significant prior period expense recoveries and adjustments, if any. When the Company receives payments in excess of any accounts receivable for terminating a lease, Same Property NOI will include such excess payments as monthly rent until the earlier of the expiration of 12 months or the start date of a replacement tenant. The Company believes that Same Property NOI is helpful to investors as a measure of our operating performance because it includes only the NOI of properties that have been owned for the full periods presented. The Company believes such presentation eliminates disparities in net income due to the acquisition or disposition of properties during the particular periods presented and thus provides a more consistent metric for the comparison of our properties. Same Property NOI includes the results of properties that have been owned for the entire current and prior year reporting periods.
NOI and Same Property NOI should not, however, be considered as alternatives to net income (calculated in accordance with GAAP) as indicators of our financial performance. The Company’s computation of NOI and Same Property NOI may differ from the methodology used by other REITs and, therefore, may not be comparable to such other REITs.
When evaluating the properties that are included in the same property pool, we have established specific criteria for determining the inclusion of properties acquired or those recently under development. An acquired property is included in the same property pool when there is a full quarter of operations in both years subsequent to the acquisition date. Development and redevelopment properties are included in the same property pool four full quarters after the properties have been transferred to the operating portfolio. A redevelopment property is first excluded from the same property pool when the execution of a redevelopment plan is likely and we (a) begin recapturing space from tenants or (b) the contemplated plan significantly impacts the operations of the property. For the three and nine months ended September 30, 2024, the same property pool excludes the following: (i) properties acquired or placed in service during 2023 and 2024; (ii) The Landing at Tradition – Phase II, which was reclassified from active redevelopment into our operating portfolio in June 2023; (iii) our active development and redevelopment projects at Carillon medical office building, The Corner – IN, and One Loudoun Expansion; (iv) Hamilton Crossing Centre and Edwards Multiplex – Ontario, which were reclassified from our operating portfolio into redevelopment in June 2014 and March 2023, respectively; (v) properties sold or classified as held for sale during 2023 and 2024; and (vi) office properties.

Kite Realty Group Trust
Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”)
(dollars in thousands)
(unaudited)

Three Months Ended September 30, 2024

Net income	$17,053
Depreciation and amortization	96,656
Interest expense	31,640
Income tax expense of taxable REIT subsidiaries	35
EBITDA	145,384
Unconsolidated Adjusted EBITDA	597
Gain on sales of operating properties, net	(602)
Other income and expense, net	(3,764)
Noncontrolling interests	(193)
Adjusted EBITDA	$141,422

Annualized Adjusted EBITDA(1)	$565,688

Company share of Net Debt:
Mortgage and other indebtedness, net	$3,239,928
Plus: Company share of unconsolidated joint venture debt	45,353
Less: Partner share of consolidated joint venture debt(2)	(9,813)
Less: debt discounts, premiums and issuance costs, net	(10,451)
Company’s consolidated debt and share of unconsolidated debt	3,265,017
Less: cash, cash equivalents, restricted cash and short-term deposits	(475,194)
Company share of Net Debt	$2,789,823

Net Debt to Adjusted EBITDA	4.9x
(1)Represents Adjusted EBITDA for the three months ended September 30, 2024 (as shown in the table above) multiplied by four.
(2)Partner share of consolidated joint venture debt is calculated based upon the partner’s pro rata ownership of the joint venture, multiplied by the related secured debt balance.
The Company defines EBITDA, a non-GAAP financial measure, as net income before interest expense, income tax expense of the taxable REIT subsidiaries, and depreciation and amortization. For informational purposes, the Company also provides Adjusted EBITDA, which it defines as EBITDA less (i) EBITDA from unconsolidated entities, as adjusted, (ii) gains on sales of operating properties or impairment charges, (iii) merger and acquisition costs, (iv) other income and expense, (v) noncontrolling interest Adjusted EBITDA, and (vi) other non-recurring activity or items impacting comparability from period to period. Annualized Adjusted EBITDA is Adjusted EBITDA for the most recent quarter multiplied by four. Net Debt to Adjusted EBITDA is the Company’s share of net debt divided by Annualized Adjusted EBITDA. EBITDA, Adjusted EBITDA, Annualized Adjusted EBITDA and Net Debt to Adjusted EBITDA, as calculated by the Company, are not comparable to EBITDA and EBITDA-related measures reported by other REITs that do not define EBITDA and EBITDA-related measures exactly as we do. EBITDA, Adjusted EBITDA and Annualized Adjusted EBITDA do not represent cash generated from operating activities in accordance with GAAP and should not be considered alternatives to net income as an indicator of performance or as alternatives to cash flows from operating activities as an indicator of liquidity.
Considering the nature of our business as a real estate owner and operator, the Company believes that EBITDA, Adjusted EBITDA and the ratio of Net Debt to Adjusted EBITDA are helpful to investors in measuring our operational performance because they exclude various items included in net income that do not relate to or are not indicative of our operating performance, such as gains or losses from sales of depreciated property and depreciation and amortization, which can make periodic and peer analyses of operating performance more difficult. For informational purposes, the Company also provides Annualized Adjusted EBITDA, adjusted as described above. The Company believes this supplemental information provides a meaningful measure of its operating performance. The Company believes presenting EBITDA and the related measures in this manner allows investors and other interested parties to form a more meaningful assessment of the Company’s operating results.